Exhibit 31.3
CERTIFICATION
I, Dickerson Wright, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of NV5 Global, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 24, 2020

/s/ Dickerson Wright
Dickerson Wright Chairman & Chief Executive Officer, (Principal Executive Officer)